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                                                                     EXHIBIT 5.1


                        [Letterhead of Latham & Watkins]


                                 July 31, 2001

Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, California 91311

                Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

                We understand that Capstone Turbine Corporation (the "Company") proposes to file a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the offer and sale of $2,713,500 in deferred compensation obligations (the "Obligations") of the Company that are issuable under the Deferred Compensation Plan of Capstone Turbine Corporation (the "Plan"). You have requested our opinion with respect to the matters set forth below.

                We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

                Subject to the foregoing, it is our opinion that upon the issuance of the Obligations in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company.

                Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law; (iii) and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.
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                We consent to your filing this opinion as an exhibit to the
Registration Statement.


                                            Very truly yours,


                                            /s/  LATHAM & WATKINS